Exhibit 5.1

FAEGRE BAKER DANIELS LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

(612) 766-7000

June 13, 2013

Datalink Corporation

10050 Crosstown Circle, Suite 500

Eden Prairie, Minnesota 55344

Ladies and Gentlemen:

We have acted as counsel to Datalink Corporation, a Minnesota corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale from time to time of the following securities (the “Securities”) having an aggregate offering price of up to $90,000,000:

•                  common stock, $0.001 par value per share (the “Common Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants (as defined below), Debt Securities (as defined below), or Preferred Stock (as defined below);

•                  preferred stock, $0.001 par value per share (the “Preferred Stock”), of the Company issuable directly or in exchange for or upon conversion of Warrants, Debt Securities, or other Preferred Stock;

•                  senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities the “Debt Securities”) of the Company;

•                  fractional interests in Preferred Stock represented by depositary shares (the “Depositary Shares”) of the Company;

•                  warrants of the Company (the “Warrants”) entitling the holders to purchase Common Stock, Preferred Stock, Debt Securities of the Company;

•                  rights to purchase shares of Common Stock or Preferred Stock (the “Rights”); and

•                  units (“Units”) comprised of any combination of the above Securities.

The Securities may be offered separately or together with other Securities, in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Common Stock is to be issued under the Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”). Each series of Preferred Stock is to be issued under the Articles of Incorporation and a certificate of designation (a “Certificate of Designation”) to be approved by the board of directors of the Company (the “Board of Directors”) or a committee thereof and filed with the Secretary of State of the State of Minnesota (the “Minnesota Secretary of State”) in accordance with the Minnesota Business Corporation

Act. The Senior Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.4 to the Registration Statement, with appropriate insertions (the “Senior Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Trustee”), as such Senior Indenture may be supplemented from time to time. The Subordinated Debt Securities are to be issued under an indenture substantially in the form filed as Exhibit 4.5 to the Registration Statement, with appropriate insertions (the “Subordinated Indenture”), to be entered into by the Company and a trustee to be named by the Company (the “Trustee”), as such Subordinated Indenture may be supplemented from time to time. The Depositary Shares are to be issued under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”), to be entered into by the Company, a depositary to be named by the Company (the “Depositary”), and the holders from time to time of the depositary receipts evidencing the Depositary Shares. The Warrants are to be issued under one or more warrant agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”), to be entered into by the Company, a warrant agent to be named by the Company (the “Warrant Agent”), and the holders from time to time of the Warrants. The Units are to be issued under one or more unit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Agreement”), to be entered into by the Company and the unit agent named therein. The Rights are to be issued under one or more rights agent agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Rights Agreement”), to be entered into by the Company and a bank, trust company or other financial institution to be identified therein as rights agents. The Articles of Incorporation, each Certificate of Designation, the Indenture, each Deposit Agreement, each Warrant Agreement, each Unit Agreement, and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

We have examined or are otherwise familiar with the Articles of Incorporation and the Amended and Restated By-Laws of the Company (the “By-Laws”), the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.              upon (a) the due authorization, execution and delivery by the Company of the Senior Indenture and (b) the qualification of the Senior Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Senior Indenture will be a valid and binding obligation of the Company;

2.              upon (a) the due authorization, execution and delivery by the Company of the Subordinated Indenture and (b) the qualification of the Subordinated Indenture under the Trust Indenture Act of 1939, the Subordinated Indenture will be a valid and binding obligation of the Company;

3.              with respect to any of the Debt Securities, upon (a) the due authorization, execution and delivery of the Senior Indenture and Subordinated Indenture, as applicable, (b) the qualification of the Senior Indenture and the Subordinated Indenture, as applicable, under the Trust Indenture Act, (c) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Debt Securities, (d) the preparation and due execution and delivery of such Debt Securities, and (e) the due authentication by the Trustee of such Debt Securities pursuant to the Senior Indenture and the Subordinated Indenture, as applicable, such Debt Securities will be valid and binding obligations of the Company;

4.              with respect to any Depositary Shares, upon (a) the due authorization, execution and delivery of a Deposit Agreement establishing the terms of such Depositary Shares, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of the Preferred Stock represented by such Depository

Shares, (c) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Minnesota Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (d) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, the delivery of such certificates to the Depositary for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such Preferred Stock on the books of the Company in the name of the Depositary or its nominee, and (e) the due execution, registration of issuance and delivery of depositary receipts evidencing such Depositary Shares in accordance with the terms of such Deposit Agreement, such Deposit Agreement will be a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement;

5.              with respect to any Preferred Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Preferred Stock, (b) the due authorization, execution, acknowledgment, delivery and filing with, and recording by, the Minnesota Secretary of State of a Certificate of Designation in respect of such Preferred Stock, (c) the due execution, registration of issuance and delivery of certificates representing such Preferred Stock, and (d) in the case of Preferred Stock issuable in exchange for or upon conversion or exercise of another Debt Security, Depositary Share, other Preferred Stock, Warrant, Unit or Right, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Debt Security, Depositary Share, other Preferred Stock, Warrant, Unit or Right referred to in paragraph 3, paragraph 4, this paragraph 5, paragraph 7, paragraph 8 or paragraph 9 (as the case may be), such Preferred Stock will be duly and validly issued, fully paid and nonassessable;

6.              with respect to any Common Stock, upon (a) the completion of all required Corporate Proceedings with respect to the issuance of such Common Stock, (b) the due execution, registration of issuance and delivery of certificates representing such Common Stock, and (c) in the case of Common Stock issuable in exchange for or upon conversion or exercise of another Debt Security, Depositary Share, other Preferred Stock, Warrant, Unit or Right, the issuance and delivery of such Common Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Debt Security, Depositary Share, Preferred Stock, Warrant, Unit or Right referred to in paragraph 3, paragraph 4, paragraph 5, paragraph 7, paragraph 8 or paragraph 9 (as the case may be), such Common Stock will be duly and validly issued, fully paid and nonassessable;

7.              with respect to any Warrants, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Warrants, (b) the due authorization, execution and delivery of a Warrant Agreement, (c) the preparation and due execution and delivery of the related Warrants, (d) the due authentication of the related Warrants by the Warrant Agent, and (e) in the case of Warrants issuable in exchange for or upon conversion or exercise of another Debt Security, Depositary Share, Preferred Stock, other Warrant, Unit or Right, the issuance and delivery of such Warrant Agreement upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Debt Security, Depositary Share, Preferred Stock, Warrant, Unit or Right referred to in paragraph 3, paragraph 4, paragraph 5, this paragraph 7, paragraph 8 or paragraph 9 (as the case may be), such Warrant Agreement will be a valid and binding obligation of the Company and the Warrants will be valid and binding obligations of the Company;

8.              with respect to any Units, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Units, (b) the due authorization, execution and delivery of a Unit Agreement, (c) the Securities underlying such Units have been deposited with the applicable unit agent and (d) in the case of Units issuable in exchange for or upon conversion or exercise of another Debt Security, Depositary Share, Preferred Stock, Warrant, other Unit or Right, the issuance and delivery of such Unit Agreement or Unit upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Debt Security, Depositary Share, Preferred Stock, Warrant, Unit or Right referred to in paragraph 3, paragraph 4, paragraph 5, paragraph 7, this paragraph 8 or paragraph 9 (as the case may be), such Unit Agreement will be a valid and binding obligation of the Company and the Units will be valid and binding obligations of the Company; and

9.              with respect to any Rights, upon (a) the completion of all required Corporate Proceedings relating to the terms and issuance of the Rights, (b) the due authorization, execution and delivery of a Rights Agreement, (c) the shares of Common Stock or Preferred Stock, as the case may be, underlying such Rights have been deposited with the applicable rights agent, and (d) in the case of Rights issuable in exchange for or upon conversion or exercise of another Debt Security, Depositary Share, Preferred Stock, Warrant, Unit or other Right, the issuance and delivery of such Preferred Stock upon conversion or exercise of such Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Corporate Proceedings, and completion of the actions in respect of such Debt Security, Depositary Share, Preferred Stock, Warrant, Unit or Right referred to in paragraph 3, paragraph 4, paragraph 5, paragraph 7, paragraph 8 or this paragraph 9 (as the case may be), such Rights Agreement will be a valid and binding obligation of the Company and the Rights will be valid and binding obligations of the Company.

To the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, receivership and other laws of general application affecting the enforcement of creditors’ rights, (b) general equity principles, including without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (c) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (d) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) at the time any Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), the Company will remain duly organized, validly existing and in good standing under the laws of the State of Minnesota, there will not have occurred any change in the law or in the Articles of Incorporation or By-Laws affecting such authorization, issuance, execution, authentication, acknowledgement, delivery or filing, and no relevant Corporate Proceedings will have been modified or rescinded, (d) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as not to violate or be void under any applicable law, (e) the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings (or, to the extent provided in the applicable Corporate Proceedings, upon exchange or conversion of any other Securities in accordance with the terms of such other Securities and the related Governing Documents), which consideration shall be lawful, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings, (f) the number or amount of any Securities issued will not exceed the then remaining unreserved and unissued number or amount of such Securities authorized for issuance in the applicable Governing Documents, (g) all certificates evidencing any Securities will be in the form required by law and approved for issuance by the Company, and (h) none of the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Securities or Governing Documents, nor compliance by the Company with its obligations thereunder, will violate, conflict with or constitute a default or event of default under, or require any filing with or approval of any court or governmental body under, the Articles of Incorporation or By-Laws as then in effect, any law then applicable to the Company, any agreement or instrument then binding upon the Company, or any then effective order of any court or governmental body having jurisdiction over the Company.

We have relied as to certain relevant facts upon certificates of public officials and certificates of and/or information provided by officers and employees of the Company as to the accuracy of such factual matters without independent verification thereof or other investigation. We have also relied, without investigation, upon the following assumptions: (a) natural persons acting on behalf of the Company have sufficient legal capacity to enter into and perform, on behalf of the Company, the transaction in question or carry out their role in it, (b) each party to any instrument or agreement relevant hereto other than the Company has satisfied those legal requirements that are applicable to it to the extent necessary to make such instrument or agreement enforceable against it, (c) each party to any instrument or agreement relevant hereto other than the Company has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce such instrument or agreement against the Company, (d) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (e) there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, (f) the conduct of the parties to any instrument or agreement relevant hereto has complied with any requirement of good faith, fair dealing and conscionability, (g) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of any of instrument or agreement relevant hereto, (h) all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of any relevant jurisdiction are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Minnesota and New York, as applicable, and are in a format that makes legal research reasonably feasible, and (i) the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a published decision in the relevant jurisdiction has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, and (i) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

Our opinions set forth herein are limited to the laws of the laws of the State of Minnesota, the laws of the State of New York and the federal laws of the United States of America. We have assumed that New York law will be chosen to govern each Deposit Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,
FAEGRE BAKER DANIELS LLP
By:	/s/ Jonathan R. Zimmerman
Partner